Exhibit 99.6
BENEFICIAL OWNER ELECTION FORM
     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering (the “Rights Offering”) by Kona Grill, Inc., a Delaware corporation (the “Company”) of subscription rights (the “Rights”) to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).
     With respect to any instructions to exercise (or not to exercise) the Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Daylight Savings Time, on                      [      ], 2009, the last business day prior to the scheduled expiration date of the Rights Offering of                      [      ], 2009 (which may be extended by the Company in its sole discretion).
     This will instruct you whether to exercise Rights to purchase shares of the Common Stock distributed with respect to the shares of the Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related Subscription Rights Certificates.
     Box 1. ☐ • Please DO NOT EXERCISE RIGHTS for shares of Common Stock.
     Box 2. ☐ • Please EXERCISE RIGHTS for shares of Common Stock as set forth below.
     The number of Rights for which the undersigned gives instructions for exercise under the Basic Subscription Rights should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Rights, each	Subscription Price
	Right for One Share	per Right	Payment
Basic Subscription Rights	[ ] X	$[ ] =	$ (Line)

Over-Subscription Rights[1]	[ ] X	$[ ] =	$ (Line 2)
	Total Payment Required		$
(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4
     Box 3. ☐ • Payment in the following amount is enclosed $        .
     Box 4. ☐ • Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be deducted:$

Signature:

Name:

Title
     Date:                                         , 2009

[1]	The Over-Subscription Rights are only available to four of the Company’s noteholders, as more fully set forth in the Prospectus.

Dated:

(Signature)

(Address)

(Tax Identification Number)